TERMS & CONDITIONS

CEBERUS DISTRIBUTION & COURIER SERVICES INC. DBA 100 PEFFERLAW CIRCLE
BRAMPTON ON L6Y 0L6	Account No. 2710 & 2710US

Agreement between:

IPS Invoice Payment System Corp. a corporation incorporated pursuant to the laws of Ontario (“IPS”)

And:

CEBERUS DISTRIBUTION & COURIER SERVICES INC. DBA CEBERUS LOGISTICS, a Company

incorporated/business registered pursuant to the laws of Ontario

(“The Company”)

WHEREAS

-.The Company will obtain financing by assigning to IPS eligible invoices that have become indebted to the Company in the course of carrying on business; and

-.IPS, upon acceptance of eligible invoices, acquires all rights, title and interest attached thereto;

In consideration of the mutual covenants contained herein and for other good and valuable consideration (the receipt of which are hereby acknowledged by each party) the parties hereby agree as follows:

TERMS & CONDITIONS

1.	Type of Service: Invoice purchasing.

2.	Invoices & Supporting Documentation (Paperwork): The Company shall provide current original invoices with the corresponding original backup paperwork.

3.	Advance to The Company: Ninety percent (90%) of the face value of eligible invoices.

4.	Fee Deposit: Ten percent (10%) fee deposit applies from the invoice submitted. Rebates of unused balance will be disbursed monthly by IPS upon receipt of payment of invoices.

5.	Disbursements: Will be made through wire transfers/ACH or Cheques. A banking fee of $10.00 (Ten dollars) shall apply for each wire transfer. (Several invoices may constitute a schedule).

6.	Service Fee: One Tenth of a percent (0.10%) daily of the face value of submitted invoices.

7.	Right of Refusal: IPS reserves the right to refuse any invoice(s).

8.	Credit Risk: IPS will not assume any risk of non-payment of invoices for any reason whatsoever and IPS may charge-back the amount of any invoice or require The Company to repurchase any invoice which has not been paid within 90 days of the invoice date for the face amount of the invoice and accrued fees.

9.	Registration of Sale: The Company shall immediately, upon the submission of any invoice to IPS, make proper entries on its accounting books and records disclosing the absolute submission of said invoice to IPS. IPS shall have the irrevocable right to inspect, copy and use any and all records pertaining to the invoice assigned, upon reasonable notice and at reasonable times.

10.	First Position: IPS holds a security interest in all accounts receivable of the company within the meaning of the Personal Property Security Act, Ontario.

11.	Indemnity: The Company, covenants with IPS that it will at all times hold IPS harmless from any and all liability, obligations, claims, losses, damages, actions and suits, costs and expenses incurred in any way relating to or resulting from this agreement and shall indemnify IPS on account of any action that may be commenced or prosecuted in respect of the invoices herein assigned.

12.	Service Risk: IPS assumes no responsibility for services rendered, or goods delivered by The Company to its debtors. In case of dispute The Company assumes full responsibility for payment. Invoices will be charged back immediately.

13.	Guarantees: Where The Company is incorporated pursuant to the laws of Ontario, IPS will require the signing of personal guarantees from the following principals of The Company: MANHOR S. BANSAL. Provided that the failure of IPS to obtain the Guarantees of any one or more of the said principals shall not affect or alter or reduce in any way the obligations of those principals who sign personal guarantees.

14.	Notice of Invoice Assignment: Must be signed by The Company and immediately delivered to The Company’s debtor under each and every invoice assigned per the terms of this agreement. Notice shall indicate that payment shall be sent directly to IPS.

15.	Cashing of Cheques: IPS shall hold rightful entitlement to payment under each and every assignment of invoice made by The Company to IPS. The Company shall not cash any cheques belonging to IPS or alter in any form the invoices once they have been submitted by and assigned to IPS. If The Company receives any cheque on account of invoices assigned to IPS, the Company shall hold any such cheque(s) in trust for IPS and immediately deliver any such cheque(s) to IPS.

16.	Financial Statements: The Company will provide to IPS the most current financial statements as at the date of this agreement and annual financial statements within 90 days after the end of each fiscal year during the term of this agreement.

17.	Termination: This agreement shall continue in full force and effect until terminated upon 30 days prior written notice by either party. Notwithstanding termination of this agreement, The Company shall continue to be liable to IPS for the full and prompt payment of invoices assigned/purchased by IPS hereunder which are then outstanding and unpaid, disputed or undisputed, and in respect of which The Company remains liable to IPS. IPS shall continue to have a security interest in all accounts receivable of The Company within the meaning of the Personal Property Security Act, Ontario.

18.	Online Service: The Company will benefit from IPS on-line services. The Company will receive the corresponding password and user l.D. once the corresponding agreement is signed. No extra charge is applied.

19.	Starting Date: On the date of execution of this agreement by the parties.

The Company and IPS jointly acknowledge that they have read this agreement and agree to be bound by its terms and conditions. This agreement is made as of the 25 day of March of 2013.

/s/ German Suarez	/s/ MANhOR S. BANSAL
German Suarez	MANHOR S. BANSAL (I am authorized to bind the Company)
President	PRESIDENT

IPS Invoice Payment System Corp. LOGISTICS	CEBERUS DISTRIBUTION & COURIER SERVICES INC. DBA CEBERUS